Exhibit 99.1

Cocrystal Pharma Completes $4 Million Private Placement Priced At-the-Market Under Nasdaq Rules

BOTHELL, Wash. (April 10, 2023) – Cocrystal Pharma, Inc. (Nasdaq: COCP) (Cocrystal or the Company) announces the completion of a private placement of 2,030,458 shares of common stock at a price of $1.97 per share for proceeds of $4.0 million. Investors in the private placement were Cocrystal Director and co-founder Phillip Frost, M.D., who serves as Chairman and CEO of OPKO Health, and Fred Hassan who is Chairman of the investment firm Caret Group and Director of the private equity firm Warburg Pincus. Mr. Hassan also is a board member of Precigen, Prometheus Biosciences and BridgeBio and formerly served as Chairman and CEO of Schering-Plough Corporation and Chairman of Bausch and Lomb. Dr. Frost and Mr. Hassan each invested $2.0 million.

“This investment by two highly accomplished, active industry leaders is a vote of confidence in our approach to developing novel drug candidates that address a global need for effective treatment of acute and pandemic viral diseases with safe antiviral therapeutics. Through this private placement Dr. Frost has increased his holdings and we welcome Mr. Hassan as a new shareholder,” said James Martin, co-CEO and CFO. “We have multiple near-term clinical milestones in our key development programs and have strengthened our financial position to achieve our goals.”

Cocrystal employs unique structure-based technologies and Nobel Prize-winning expertise to create first- and best-in-class antiviral drugs. In its influenza A program, the Company is preparing to file with the United Kingdom regulatory agency to begin a Phase 2a human challenge study with its oral PB2 inhibitor CC-42344. Pending regulatory clearance, patient enrollment is slated to begin in the second half of 2023. Cocrystal is also preparing to file with the Australian regulatory agency to begin a first-in-human trial in its oral COVID-19 program with its novel, broad-spectrum protease inhibitor CDI-988. This trial is expected to be initiated in the first half of 2023, subject to regulatory clearance. The Company also expects to select a lead oral candidate in its norovirus program by mid-2023.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication process of influenza viruses, coronaviruses (including SARS-CoV-2), hepatitis C viruses and noroviruses. For further information about Cocrystal, please visit www.cocrystalpharma.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s plans and anticipated timelines to begin its Phase 2a human challenge study with its oral PB2 inhibitor CC-42344, and to begin a first-in-human trial in its oral COVID-19 program with its novel, broad-spectrum protease inhibitor CDI-988, and expectations to select a lead oral candidate in its norovirus program, in 2023. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the risks and uncertainties arising from the impact of COVID-19 (including long-term and pervasive effects of the virus), inflation, interest rate increases, the current banking crisis and the Ukraine war on our Company, our collaboration partners, and on the U.S., U.K., Australia and global economies, including manufacturing and research delays arising from raw materials and labor shortages, supply chain disruptions and other business interruptions including any adverse impacts on our ability to obtain raw materials and test animals as well as similar problems with our vendors and our current Contract Research Organization (CRO) and any future CROs and Contract Manufacturing Organizations, the results of the studies for CC-42344 and CDI-988, the ability of our CROs to recruit volunteers for, and to proceed with, clinical studies, our and our collaboration partners’ technology and software performing as expected, financial difficulties experienced by certain partners, the results of future preclinical and clinical trials, general risks arising from clinical trials, receipt of regulatory approvals, regulatory changes, development of effective treatments and/or vaccines by competitors, including as part of the programs financed by the U.S. government. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

Media Contact:

JQA Partners

Jules Abraham

917-885-7378

Jabraham@jqapartners.com

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